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                                                                    Exhibit 21.1

ENPRO INDUSTRIES, INC.*

Parent And Subsidiaries Of Registrant                              Percentage Of
-------------------------------------                                  Voting
                                                     Place Of        Securities
Consolidated Subsidiary Companies                  Incorporation       Owned
---------------------------------                  -------------   -------------

  EnPro Industries, Inc.                           North Carolina      100.00
   Coltec Industries Inc                           Pennsylvania        100.00
     Coltec Automotive Inc                         Delaware            100.00
     Coltec Charitable Foundation Inc.             Delaware            100.00
     Coltec do Brasil Produtos Industrias Ltda.    Brazil               89.00
     Coltec (Great Britain) Limited                United Kingdom      100.00
       Garlock (Great Britain) Limited             United Kingdom      100.00
     Coltec Industries France SAS                  France               25.00
       Cefilac, S.A.                               France              100.00
       Liard, S.A.                                 France              100.00
     Coltec Industries International Inc           Barbados            100.00
     Coltec Industries Korea Inc                   Korea                89.00
     Coltec Industries Pacific Pte Ltd             Singapore           100.00
     Coltec International Services Co              Delaware            100.00
       Coltec do Brasil Produtos Industrias Ltda.  Brazil               11.00
       Coltec Industries Korea Inc                 Korea                11.00
       Coltec Productos y Servicios S.A. de C.V.   Mexico               25.00
     Coltec Productos y Servicios S.A. de C.V.     Mexico               75.00
     Coltec Technical Services Inc                 Delaware            100.00
     EXH Automotive Holdings, Inc.                 Delaware            100.00
     FSS Divestiture Corp.                         Delaware            100.00
     Garlock Sealing Technologies LLC              Delaware            100.00
       Coltec Industrial Products LLC              Delaware            100.00
       Garlock Bearings LLC                        Delaware             96.30
       Garlock International Inc                   Delaware            100.00
         Garlock of Canada Ltd.                    Ontario, Canada     100.00
       Garlock de Mexico, S.A. de C.V.             Mexico               65.70
       Garlock Overseas Corporation                Delaware            100.00
         Stemco Truck Products Pty Limited         Australia           100.00
       Garlock Pty Limited                         Australia            80.00
       Garlock S.A.                                Panama              100.00
       Jamco Products, LLC                         Texas               100.00
       Louis Mulas Sucs, S.A. de C.V.              Mexico               67.30
       Mainland Sealing Products, LLC.             North Carolina      100.00
       Stemco LLC                                  Delaware            100.00
     Garrison Litigation Management Group, Ltd.    Delaware             93.70
       The Anchor Packing Company                  Delaware            100.00
     Glacier Garlock Bearings, Inc.                Delaware            100.00
       Glacier do Brasil Limitada                  Brazil              100.00
       GIB Germany GmbH                            Germany             100.00
         GIB Verwaltungsgesellschaft GmbH          Germany             100.00
       GIB Italy Srl                               Italy               100.00
       GIB Switzerland                             Switzerland         100.00

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Parent And Subsidiaries Of Registrant                              Percentage Of
-------------------------------------                                  Voting
                                                     Place Of        Securities
Consolidated Subsidiary Companies                  Incorporation       Owned
---------------------------------                  -------------   -------------

       Glacier Bearing                             Netherlands         100.00
         GIB Netherlands                           Netherlands         100.00
         GIB Belgium                               Belgium             100.00
       GIB Slovak                                  Slovakia            100.00
       GIB Austria                                 Austria             100.00
       GIB Holdings UK Limited                     United Kingdom      100.00
         GIB GB Limited                            United Kingdom      100.00
       Coltec Holdings SARL                        France              100.00
         Coltec Bearings SARL                      France              100.00
     Haber Tool Company                            Michigan            100.00
     Holley Automotive Systems GmbH                Germany              85.00
       Garlock GmbH                                Germany             100.00
       Coltec Industries France SAS                France               75.00
         Cefilac, S.A.                             France              100.00
         Liard S.A.                                France              100.00
     QFM Sales and Services, Inc.                  Delaware            100.00
     Salt Lick Railroad Company                    Pennsylvania        100.00




* The subsidiaries listed on this exhibit will be the subsidiaries of EnPro Industries, Inc. at the time of the distribution.


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